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                                                                   EXHIBIT 10.17



                      FOURTH AMENDMENT TO CREDIT AGREEMENT


        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 1, 2000, by and between INVIVO CORPORATION , a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 6, 1998, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

       1. Section 1.2 (a) is hereby deleted in its entirety, and the following substituted therefor:

                  "(a)Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 1, 2001, not to exceed at any time the aggregate principal amount of One Million Dollars ($1,000,000.00) ("Line of Credit"), the proceeds of which shall be used (i) to provide working capital for Borrower and for Borrower's wholly-owned subsidiaries, G.C. Industries, Inc., Linear Laboratories Corp[oration, Lumidor Safety Corporation, Sierra Precision and Invivo Research, Inc. (each, a "Subsidiary" and collectively, "Subsidiaries"), and (ii) to finance Borrower's repurchase of its stock in amounts not to exceed an aggregate of One Million dollars ($1,000,000.00) during the term of the Line of Credit. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference."

       2. Section 4.8 (a) and (b) are hereby deleted in their entirety, and the following substituted herefor:

                      "(a) working Capital not at any time less than
               $13,000,000.00, with "Working Capital" defined as total current assets minus total current liabilities.

                      (b) Tangible Net Worth not at any time less than
               $30,000,000.00, with "Tangible Net worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

        3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Even of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Even of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

INVIVO CORPORATION                           WELLS FARGO BANK



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                                             NATIONAL ASSOCIATION


By:                                          By:
     ------------------------------               ------------------------------
     James B. Hawkins                             Gary Kurtzman
     President                                    Relationship Manager


By:
     ------------------------------
     John F. Glenn
     Vice President-Finance